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                                PROMISSORY NOTE
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$700,000.00                                                  Irvine, California
                                                               January 19, 1994

          FOR VALUE RECEIVED, the undersigned, ALLAN P. SHERMAN, an unmarried man ("Maker"), hereby promises to pay to Waban Inc., a Delaware corporation ("Holder"), or order, the principal sum of Seven Hundred Thousand Dollars ($700,000.00), without interest, at One Mercer Road, Natick, Massachusetts 01760, or at such other place as from time to time may be designated in writing by the holder of this Note.

          1.  Loan Agreement.  This Note is the Note referred to in that certain
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Loan Agreement of even date herewith (the "Loan Agreement") between Maker and
Holder, and is entitled to all of the benefits of the Loan Agreement and the collateral described therein and such other collateral which may be given by Maker to secure Maker's obligations thereunder or hereunder. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

          2.  Principal Reduction.  As provided in Section 2.2 of the Loan
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Agreement, Holder shall reduce the principal balance hereunder by the sum of One
Hundred Thousand Dollars ($100,000.00) on each of January 25, 1995, 1996, 1997, 1998, 1999, 2000 and 2001, unless the Note shall have previously become due pursuant to the terms of the Loan Agreement.

          3.  Maturity Date.  The entire unpaid outstanding principal balance
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hereof and all other amounts due under the Loan Documents, shall be due and payable on January 25, 2001, or such earlier date as may be provided in the Loan Agreement.

          4.  Prepayments; Application of Payments.  Maker may prepay the
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principal balance due under this Note at any time in whole or in part.  All payments hereunder are to be applied first to the discharge of any expenses or damages for which Holder may be entitled to receive reimbursement under the terms of this Note, the Deed of Trust (defined below) or the Loan Agreement, and the balance remaining applied to the payment of principal. All payments to be made under this Note shall be payable in lawful money of the United State of America which shall be legal tender for public and private debts at the time of payment.

          5.  Security.  This Note shall be secured by a deed of trust ("Deed of
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Trust") of even date herewith, encumbering real property described therein, in which Maker is named as Trustor, First American Title Company is named as Trustee, and Holder is named as Beneficiary.

          6.  (a)  Defaults by Maker.  The occurrence of any one or more of the
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     following shall constitute an "Event of Default" hereunder:

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                    (i)  Performance of Obligations.  If Maker fails to timely
                         --------------------------
          perform any of his obligations or agreements contained in or required by the Loan Documents or any other document executed therewith or required thereby or there is any other default under the Loan Documents; or

                    (ii)  Default Under Senior Lien.  If Maker defaults in the
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          payment of any principal or interest under the note secured by the
          "Senior Lien" (as defined in the Loan Agreement) or other indebtedness secured by the Senior Lien or breaches or defaults in the performance of any other term, covenant, condition or obligation under the Senior Lien or document executed in connection with or evidencing the Senior Lien, including, without limitation, any deed of trust or assignment of rents, which is not cured within the applicable cure period set forth therein.

               (b)  Remedies on Default.  Upon the occurrence of an "Event of
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     Default" and at the option of the Holder, the unpaid principal balance hereof shall without demand or notice become immediately due and payable and Holder may exercise all other rights and remedies provided under the Loan Agreement or other documents executed in connection therewith or required thereby or otherwise available under applicable law. No delay or omission on the part of Holder in exercising any right under this Note shall operate as a waiver of such right. All rights and remedies of Holder provided in this Note and the other Loan Documents, at law, in equity or otherwise are cumulative and not excessive, and Holder may exercise any and all such rights and remedies at any time.

          7.   Waiver.  Maker for himself, his legal representatives, successors
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and assigns and all other persons liable or to become liable on this Note, jointly and severally, waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agrees to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity. Maker waives, to the full extent permissible by law, any right he may have to plead any and all statutes of limitation as a defense to any demands on this Note. No single or partial exercise of any power hereunder or under the Deed of Trust or any other instrument securing this Note shall preclude other or further exercise thereof, or the exercise of any other power. Holder shall at all times have the right to proceed against any portion of the security held heretofore in such order and in such manner as Holder may deem fit without waiving any rights with respect to any other security. The release by Holder of any party liable on this Note shall not operate to release any other party liable hereon.

          8.   Attorneys' Fees.  Should the indebtedness represented by this
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Note or any part hereof not be paid by Maker when due, or if any Event of
Default occurs, Maker shall pay the costs of enforcement and collection including, but not limited to, reasonable attorneys' fees, whether or not such enforcement and collection includes the filing of a lawsuit.

          9.   Severability.  Every provision of this Note is intended to be
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severable.  In the event that any term or provision hereof is declared to be illegal or invalid for any reason

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whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the provisions hereof, which terms and provisions remain binding and enforceable.

          10.  Governing Law.  This Note shall be construed and enforced in
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accordance with the laws of the State of California.

          11.  Absolute and Unconditional.  No reference herein to any other
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instrument or agreement and no provisions of this Note or any such instrument or agreement shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal of this Note at the place, respective times and in the manner herein prescribed.

          12.  Parties Bound.  This Note shall be binding upon the undersigned,
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his heirs, executors, administrators and assigns, and the terms hereof shall inure to the benefit of Holder and its successors and assigns.


          "Maker"                  /s/ Allan P. Sherman
                                   -----------------------------------
                                   ALLAN P. SHERMAN

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